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                                                                     Exhibit 5.1

                                  Law Offices
                                 McAfee & Taft
                          A Professional Corporation
                          10th Floor, Two Leadership
                                    Square
                              211 North Robinson
                            Oklahoma City, Oklahoma
                                  73102-7103
                                (405) 235-9621
                              Fax (405) 235-0439
                           http://www.mcafeetaft.com


                      September 16, 1999

Devon Energy Corporation
20 North Broadway, Suite 1500
Oklahoma City, Oklahoma  73102-8260

Ladies and Gentlemen:

     We have acted as counsel to Devon Energy Corporation (the "Company"), an Oklahoma corporation, in connection with the public offering by the Company of up to 10,000,000 shares of the Company's common stock, par value $0.10 per share (the "Shares"). This opinion letter is furnished to you in connection with a registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of the Shares.

     We have examined, and have relied as to matters of fact upon, the Registration Statement (File No. 333-86065), and originals, or duplicates or certified or conformed copies, of the Company's Certificate of Incorporation and such records, agreements, instruments and other documents and such certificates of public officials and of officers and representatives of the Company, and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein.

     In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

     Based upon and subject to the foregoing, we are of the opinion that when
(i) the Registration Statement becomes effective, (ii) certificates representing the Shares in the form of the specimen certificates examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the common stock and registered by such transfer agent and registrar and (iii) the Shares are issued pursuant to and in accordance with the Underwriting Agreement in substantially the form of Exhibit 1.1 to the registration Statement, the issuance and sale of the Shares will have been duly authorized, and the Shares will be validly issued, fully paid and nonassessable.
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     We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement. We also consent to the reference to this firm appearing in the Registration Statement under the caption "Legal Matters."

                            Very truly yours,

                            McAfee & Taft A Professional Corporation